UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 12, 2024
P3 Health Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40033	85-2992794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

89074
2370 Corporate Circle Suite 300 Henderson, Nevada	(Zip Code)
(702) 910-3950
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PIII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	PIIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On December 12, 2024 (the “Effective Date”), P3 Health Group, LLC (“P3 LLC”), a subsidiary of P3 Health Partners Inc. (the “Company”), entered into a financing transaction with VBC Growth SPV 3, LLC (“VBC 3”), consisting of an unsecured promissory note (the “Promissory Note”) and warrants (the “Warrants”) to purchase shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”). VBC 3 is a Delaware limited liability company managed by Chicago Pacific Founders GP III, L.P. (“CPF GP III”), an affiliate of the principal stockholder of the Company. The entry into the Promissory Note and the issuance of the Warrants was approved by a committee of independent, disinterested directors of the Company.
VBC 3 Promissory Note
The Promissory Note was issued by P3 LLC to VBC 3 on December 12, 2024, and provides for funding of up to $25.0 million (the “Promissory Note”), available for draw by P3 LLC in two tranches, as follows: (i) a first tranche of $15.0 million available to P3 LLC upon the Effective Date, and (ii) a second tranche of up to $10.0 million available at the Company’s sole option in a single draw, on or prior to December 31, 2024. The maturity date of the Promissory Note is June 30, 2028. Interest is payable at 19.5 % per annum on a quarterly cycle (in arrears) beginning March 31, 2025. P3 LLC may elect to pay interest 11.5% in kind and 8.0% in cash, but if the terms of the Subordination Agreement (as defined below) do not permit P3 LLC to pay interest in cash, interest will be paid entirely in-kind. The Promissory Note may be prepaid, at the Company’s option, either in whole or in part, without penalty or premium, at any time and from time to time, subject to the payment of the back-end fee described below; provided that prepayments must be in increments of at least $1.25 million. The Promissory Note provides for mandatory prepayments with the proceeds of certain asset sales, and VBC 3 has the right to demand payment in full upon (i) a “Change of Control” of the Company and (ii) certain “Qualified Financings” (each as defined in the Promissory Note).
The Promissory Note restricts P3 LLC’s ability and the ability of its subsidiaries to, among other things, incur indebtedness and liens, and make investments and restricted payments. The maturity date may be accelerated as a remedy under certain default provisions in the Promissory Note, or in the event a mandatory prepayment event occurs.
Pursuant to the Promissory Note, P3 LLC will pay VBC 3 on the Effective Date an up-front fee of 1.5% of $25.0 million, the maximum draw amount. In addition, P3 LLC will pay VBC 3 a back-end fee at the time the loans issued under the Promissory Note are repaid as follows: (i) if repaid prior to January 31, 2025, 2.25% of the aggregate principal amount of the loans advanced to P3 LLC on or prior to such date; (ii) if repaid from February 1, 2025 through April 20, 2025, 4.5% of the aggregate principal amount of the loans advanced to P3 LLC on or prior to such date; (iii) if repaid from May 1, 2025 through July 31, 2025, 6.75% of the aggregate principal amount of the loans advanced to P3 LLC on or prior to such date; and (iv) if repaid on August 1, 2025 or later, 9.0% of the aggregate principal amount of the loans advanced to P3 LLC on or prior to such date.
P3 LLC intends to use the proceeds of the Promissory Note to fund the Company’s ongoing working capital requirements.
Warrants
In connection with the Promissory Note, on December 12, 2024, P3 LLC, the Company and VBC 3 entered into a Warrant Agreement (the “Warrant Agreement”). Pursuant to the Warrant Agreement, P3 LLC issued Warrants to VBC 3 to purchase 71,406,480 shares of Common Stock, at an exercise price of $0.2137 per share. The number of shares of Common Stock for which the Warrant is exercisable and the exercise price may be adjusted upon any event involving subdivisions, combinations, distributions, recapitalizations and like transactions. Pursuant to the Warrant Agreement, the Warrants and the right to purchase securities upon the exercise of the Warrants will terminate upon the earliest to occur of the following: (a) December 12, 2031; and (b) the consummation of (i) a sale, conveyance, disposal, or encumbrance of all or substantially all of the Company’s or P3 LLC’s property or business or the Company’s or P3 LLC’s merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or (ii) any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company or P3 LLC is disposed of.
VBC 3 Subordination Agreement
In connection with the transactions described above, P3 LLC entered into a subordination agreement, dated as of December 12, 2024 (the “VBC 3 Subordination Agreement”), with CRG Servicing LLC, as administrative agent under P3 LLC’s existing term loan facility (the “Term Loan Facility”) and VBC 3. Pursuant to the VBC 3 Subordination Agreement,

VBC 3 agreed to subordinate its right of payment under the Promissory Note to the right of payment and security interests of the lenders under the Term Loan Facility. The terms of the VBC 3 Subordination Agreement will effectively require P3 LLC to pay all interest under the Promissory Note in-kind.
Amendment to Term Loan Agreement
In connection with the transactions described above, on December 12, 2024, P3 LLC entered into the Sixth Amendment (the “Sixth Amendment”) to that certain Term Loan Agreement, dated as of December 3, 2021, by and among P3 LLC, as borrower, the subsidiary guarantors party thereto, the lenders from time to time party thereto and CRG Servicing LLC, as administrative agent and collateral agent. The Sixth Amendment permits the issuance of the Promissory Note and the entry into the VBC 3 Subordination Agreement.
Refinancing of VBC 1 Promissory Note
On December 12, 2024, P3 LLC entered into a promissory note (the “VBC 1 2024 Loan”) with VBC Growth SPV LLC (“VBC 1”), an affiliate of Chicago Pacific Founders. The proceeds of the VBC 1 2024 Loan were used to repay in full the Unsecured Promissory Note, dated December 13, 2022 (the “2022 Loan”). The VBC 1 2024 Loan has a maturity date of June 30, 2028 and an interest rate that is lower than the 2022 Loan by 0.5%. The VBC 1 2024 Loan does not include the issuance of warrants. All other terms of the VBC 1 2024 Loan are the same as the terms of the 2022 Loan.
In connection with the entry into the VBC 1 2024 Loan, P3 LLC entered into a subordination agreement, dated as of December 12, 2024 (the “VBC 1 Subordination Agreement” and together with the VBC 3 Subordination Agreement, the “Subordination Agreements”), with CRG Servicing LLC, as administrative agent under the Term Loan Facility, and VBC 1. Pursuant to the VBC 1 Subordination Agreement, VBC 1 agreed to subordinate its right of payment under the VBC 1 2024 Loan to the right of payment and security interests of the lenders under the Term Loan Facility. The terms of the VCB 1 Subordination Agreement will effectively require P3 LLC to pay all interest under the VBC 1 2024 Loan in-kind.
Second Amended and Restated Letter Agreement with CPF
On December 12, 2024, in connection with the Warrant Agreement, the Company entered into a second amended and restated letter agreement (the “Second Amended and Restated Letter Agreement”) with CPF GP III and Chicago Pacific Founders GP III, L.P., a Delaware limited partnership (“CPF GP III”) (on behalf of the funds of which CPF GP I is the general partner, certain funds of which CPF GP III is the general partner and/or certain of their affiliated entities and funds (collectively, the “CPF Parties”)). Pursuant to the Second Amended and Restated Letter Agreement, (i) for as long as the CPF Parties own 40% of the Company’s outstanding common stock, CPF will be entitled to designate one additional independent member of the Company’s board of directors, who must be independent and satisfy all applicable requirements regarding service as a director of the Company under applicable law and SEC and stock exchange rules, (ii) for as long as the CPF Parties own 40% of the Company’s outstanding common stock, CPF will be entitled to certain information rights and protective provisions, and (iii) the CPF Parties agreed to extend the standstill restriction from July 31, 2025 to January 1, 2026 that limits the ownership of the CPF Parties to 49.99% of the Company’s issued and outstanding shares of Common Stock.
The foregoing descriptions of the Promissory Note, the Warrant Agreement, the Subordination Agreements, the Sixth Amendment, the VBC 1 2024 Loan and the Second Amended and Restated Letter Agreement do not purport to be complete and each is qualified in its entirely by the terms of the Promissory Note, the Warrant Agreement, the Subordination Agreement, the Sixth Amendment, the VBC 1 2024 Loan and the Second Amended and Restated Letter Agreement, respectively, copies of which are filed herewith as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, and are incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
The disclosure included in Item 1.01 above relating to the 2022 Loan is incorporated herein by reference. The proceeds of the VBC 1 2024 Loan were deemed to repay in full all principal, interest and other amounts owing under the 2022 Loan. In connection with the replacement of the 2022 Loan with the VBC 1 2024 Loan, VBC 1 waived the back-end facility fee that otherwise would have been payable under the 2022 Loan.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure included in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.
The disclosure included in Item 1.01 above relating to the Warrant Agreement and the Warrants is incorporated herein by reference. The Warrants were, and the shares underlying the Warrants will be, issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, as no general solicitation was used in the offer and sale of such securities.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Unsecured Promissory Note, dated December 12, 2024, by and between P3 Health Group, LLC and VBC Growth SPV 3, LLC.
10.2	Warrant Agreement, dated December 12, 2024, by and among P3 Health Group, LLC, P3 Health Partners Inc. and VBC Growth SPV 3, LLC.
10.3	Subordination Agreement, dated December 12, 2024, by and among P3 Health Group, LLC, CRG Servicing LLC and VBC Growth SPV 3, LLC.
10.4
Sixth Amendment to Term Loan Agreement, dated as of December 12, 2024, by and among P3 Health Group, LLC, as borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and CRG Servicing LLC, as administrative agent and collateral agent.

10.5	Unsecured Promissory Note, dated December 12, 2024, by and between P3 Health Group, LLC and VBC Growth SPV, LLC.
10.6	Subordination Agreement, dated December 12, 2024, by and among P3 Health Group, LLC, CRG Servicing LLC and VBC Growth SPV, LLC.
10.7	Second Amended and Restated Letter Agreement, dated December 12, 2024, by and among P3 Health Partners Inc., Chicago Pacific Founders GP, L.P. and Chicago Pacific Founders GP III, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P3 Health Partners Inc.

Date:	December 17, 2024	By:	/s/ Leif Pedersen
Leif Pedersen
Chief Financial Officer